SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 13, 2003


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-14061

                        Kentucky                                 61-0712014
             (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                 Identification No.)


                  15415 Shelbyville Road, Louisville, KY       40245
              ----------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                  Not applicable
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              99 Earnings release dated June 13, 2003 for the quarter ended June 30, 2003

Item 9. Regulation FD Disclosure

On June 13, 2003, Steel Technologies Inc. issued a press release announcing results for the third quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99. This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated June 13, 2003

                                   EXHIBIT 99


NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                 STEEL TECHNOLOGIES INC. DISCUSSES EXPECTATIONS
                     FOR THIRD QUARTER ENDING JUNE 30, 2003



LOUISVILLE, Ky. (June 13, 2003) - Steel Technologies Inc. (NASDAQ/NM: STTX) today announced that it expects results for the third fiscal quarter ended June 30, 2003, to be lower than originally expected. The Company has reduced its expectations for the quarter to reflect the impact of narrower margins and softer shipments. As a result, the Company expects to report earnings for the quarter ended June 30, 2003, in the range of $0.09 to $0.11 per share on a fully diluted basis. Steel Technologies plans to release full results for the third fiscal quarter on July 21, 2003.

     "We expect sales for the quarter to reach approximately $129 million, or slightly ahead of last year's third quarter sales," said Bradford T. Ray, Chairman and Chief Executive Officer. "Volume shipped will be about 9% below year-earlier levels, and margins have contracted due to continued pricing pressures as a result of the current supply/demand imbalance. Several market segments softened during the quarter, including automotive, where production will end the quarter 9% below year-ago levels. In addition, our Mexican operations are experiencing a difficult quarter with earnings affected by Mexico's economic slowdown, a weaker dollar versus the peso, and an increase in allowance for doubtful accounts receivable.

     "Looking ahead, we have begun to realize modest improvements in gross margins and expect this trend to continue throughout the balance of the year," added Mr. Ray. "We have been awarded several new programs and are on target with the ramp-up of our latest acquisition in Ottawa, Ohio. In addition, industry consolidation on the producer side continues to materialize. Over the longer term, we believe this consolidation will stabilize the recent raw material volatility and position us for improved performance."

     Steel Technologies processes flat-rolled steel to specified thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, agricultural, recreational, office equipment and railcar industries among others. The Company operates 16 production facilities located throughout the United States and Mexico, including three at Mi-Tech Steel, Inc. For the fiscal year ended September 30, 2002, Steel Technologies reported sales of $475.4 million and net income of $15.8 million or $1.60 per diluted share. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.